UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2020

KELLY SERVICES, INC.
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(Exact name of Registrant as specified in its charter)

Delaware	0-1088	38-1510762
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 West Big Beaver Road, Troy, Michigan 48084
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(Address of principal executive offices)
(Zip Code)

(248) 362-4444
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common	KELYA	NASDAQ Global Market
Class B Common	KELYB	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting in a virtual-only format on May 6, 2020. The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are provided below.

Proposal 1
All of the nominees for election to the board of directors were elected to serve until the next annual meeting of stockholders as follows:

	Number of Shares	Number of Shares
Name of Nominee	Voted "For"	Voted "Withheld"	Broker Non-Votes
Donald R. Parfet	3,264,779	4,340	141,268
Peter W. Quigley	3,265,547	3,572	141,268
Carol M. Adderley	3,262,847	6,272	141,268
Gerald S. Adolph	3,264,783	4,336	141,268
George S. Corona	3,265,547	3,572	141,268
Robert S. Cubbin	3,264,781	4,338	141,268
Jane E. Dutton	3,264,581	4,538	141,268
Terrence B. Larkin	3,264,777	4,342	141,268
Leslie A. Murphy	3,264,581	4,538	141,268

Proposal 2
The stockholders approved, by advisory vote, the Company’s executive compensation as follows:

Shares Voting "For"	3,225,168
Shares Voting "Against"	43,949
Shares Abstaining From Voting	2
Broker Non-Votes	141,268

Proposal 3
The stockholders ratified the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the 2020 fiscal year as follows:

Shares Voting "For"	3,406,860
Shares Voting "Against"	3,523
Shares Abstaining From Voting	4
Broker Non-Votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.
May 7, 2020

/s/ James M. Polehna James M. Polehna Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4